NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES FIRST QUARTER 2021 RESULTS
Strategy and execution delivering free cash flow and reducing debt

SPRING, Texas – April 29, 2021...Southwestern Energy Company (NYSE: SWN) today announced financial and operating results for the first quarter ended March 31, 2021.

•Achieved $347 million net cash provided by operating activities; invested $266 million consistent with its maintenance capital plan;
•Generated $88 million free cash flow (non-GAAP);
•Free cash flow fully utilized to reduce debt; expect to approach 2.0x leverage by year-end;
•Borrowing base and commitments reaffirmed at elected $2.0 billion;
•Reported total production of 269 Bcfe, or 3.0 Bcfe per day, including 2.4 Bcf per day of gas and 103 MBbls per day of liquids;
•Received weighted average realized price (excluding transportation) of $2.99 per Mcfe; and
•Approximately 80% of annual natural gas production protected from impacts of widening Appalachia differentials through transportation capacity and basis hedges.

“The Company’s returns-driven strategy is underpinned by a lower cost structure, improving operational performance, a strong balance sheet, the generation of free cash flow and capturing the benefits of scale, all while operating safely and responsibly. In the first quarter, we delivered on each of these aspects of our strategy. Our teams continue to innovate and create opportunities to further improve results,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

Financial Results

	For the three months ended
	March 31,
(in millions)	2021	2020
Net income (loss)	$80	$(1,547)
Adjusted net income (non-GAAP)	$196	$56
Diluted earnings (loss) per share	$0.12	$(2.86)
Adjusted diluted earnings per share (non-GAAP)	$0.29	$0.10
Adjusted EBITDA (non-GAAP)	$382	$206
Net cash provided by operating activities	$347	$160
Net cash flow (non-GAAP)	$354	$191
Total capital investments (1)	$266	$237
(1)Capital investments include increases of $38 million and $8 million for the three months ended March 31, 2021 and 2020, respectively, relating to the change in capital accruals between periods.

For the quarter ended March 31, 2021, Southwestern Energy recorded net income of $80 million, or $0.12 per diluted share, compared to a net loss in 2020 of $1.5 billion, or

($2.86) per diluted share, attributable to a $1.48 billion non-cash full cost ceiling test impairment and $408 million tax valuation allowance included in 2020 results.

Adjusted net income was $196 million, or $0.29 per diluted share, in the first quarter of 2021, compared to $56 million, or $0.10 per diluted share, for the prior year period. The increase was primarily related to an 18% increase in the weighted average realized price including derivatives and a 34% increase in production volumes, largely due to the Montage acquisition. Adjusted EBITDA (non-GAAP) was $382 million, net cash provided by operating activities was $347 million and net cash flow (non-GAAP) was $354 million.

As indicated in the table below, first quarter 2021 weighted average realized price, including $0.37 per Mcfe of transportation expenses, was $2.62 per Mcfe excluding the impact of derivatives. Including derivatives, weighted average realized price (including transportation) for the quarter was up 18% from $2.16 per Mcfe in 2020 to $2.54 per Mcfe in 2021 primarily due to higher commodity prices including a 38% increase in NYMEX Henry Hub and a 25% increase in WTI. First quarter 2021 weighted average realized price before transportation expense and excluding the impact of derivatives was $2.99 per Mcfe.

At quarter end, the Company had hedges in place for 88% of its remaining 2021 expected natural gas production, 60% of its 2021 expected natural gas liquids (NGLs) production and 93% of its 2021 expected oil production. During the quarter, SWN realized a $41 million gain from settled basis hedges which was more than offset by losses associated with settled NGL and oil hedges due to increased liquids prices, for a total $22 million settled hedge loss.

As of March 31, 2021, Southwestern Energy had total debt of $3.0 billion with the leverage ratio improving to 3.0x. The Company’s borrowing base was reaffirmed as part of its regularly scheduled spring redetermination, with revolving credit facility commitments unchanged at the elected $2.0 billion and asset coverage continuing to exceed the borrowing base. At quarter end, the Company had $567 million of borrowings under its revolving credit facility with $233 million in letters of credit. During the quarter, debt was reduced by $133 million, which included $88 million in free cash flow and changes in working capital.

Realized Prices	For the three months ended
(includes transportation costs)	March 31,
	2021	2020
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$2.69	$1.95
Discount to NYMEX (2)	(0.58)	(0.42)
Realized gas price per Mcf, excluding derivatives	$2.11	$1.53
Gain on settled financial basis derivatives ($/Mcf)	0.19	0.10
Gain on settled commodity derivatives ($/Mcf)	0.03	0.31
Realized gas price, including derivatives ($/Mcf)	$2.33	$1.94
Oil Price:
WTI oil price ($/Bbl)	$57.84	$46.17
Discount to WTI	(9.70)	(9.45)
Realized oil price, excluding derivatives ($/Bbl)	$48.14	$36.72
Realized oil price, including derivatives ($/Bbl)	$36.97	$45.97
NGL Price:
Realized NGL price, excluding derivatives ($/Bbl)	$22.86	$8.16
Realized NGL price, including derivatives ($/Bbl)	$16.11	$10.78
Percentage of WTI, excluding derivatives	40%	18%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$2.62	$1.69
Including derivatives ($/Mcfe)	$2.54	$2.16
(1)Based on last day monthly futures settlement prices.
(2)This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.

Operational Results
Total production for the quarter ended March 31, 2021 was 269 Bcfe, of which 79% was natural gas, 17% NGLs and 4% oil. Capital investments totaled $266 million for the first quarter, with 23 wells drilled, 29 wells completed and 17 wells placed to sales.

	For the three months ended
	March 31,
	2021	2020
Production
Gas production (Bcf)	214	156
Oil production (MBbls)	1,662	1,399
NGL production (MBbls)	7,578	6,128
Total production (Bcfe)	269	201

Average unit costs per Mcfe
Lease operating expenses (1)	$0.93	$0.96
General & administrative expenses (2,3)	$0.13	$0.11
Taxes, other than income taxes	$0.09	$0.07
Full cost pool amortization	$0.33	$0.53
(1)Includes post-production costs such as gathering, processing, fractionation and compression.
(2)Excludes $6 million in restructuring and $1 million in Montage merger-related expenses for the three months ended March 31, 2021, and $10 million in restructuring charges for the same period in 2020.
(3)Increased $12 million for the three months ended March 31, 2021, compared to the same period in 2020, as a result of increased share price and mark-to-market impact on the value of share-based awards.

Southwest Appalachia – In the first quarter, total production was 151 Bcfe, with NGL production of 84 MBbls per day and oil production of 18 MBbls per day. The Company drilled 12 wells, completed 17 wells and placed nine wells to sales, with all the wells to sales located in the super rich acreage with an average lateral length of 12,629 feet. The wells placed to sales during the quarter had an average 30-day rate of 11 MMcfe per day, including 68% liquids.

Northeast Appalachia – First quarter 2021 production was 118 Bcf. The Company drilled 11 wells, completed 12 wells and placed eight wells to sales with an average lateral length of 13,470 feet. The wells placed to sales during the quarter had an average 30-day rate of 18 MMcf per day.

E&P Division Results	For the three months ended March 31, 2021
	Northeast	Southwest
Gas production (Bcf)	118	96
Liquids production
Oil (MBbls)	—	1,658
NGL (MBbls)	—	7,577
Production (Bcfe)	118	151

Gross operated production March 2021 (MMcfe/d)	1,560	2,502
Net operated production March 2021 (MMcfe/d)	1,278	1,702

Capital investments (in millions)
Drilling and completions, including workovers	$71	$142
Land acquisition and other	4	9
Capitalized interest and expense	5	32
Total capital investments	$80	$183

Gross operated well activity summary
Drilled	11	12
Completed	12	17
Wells to sales	8	9

Average well cost on wells to sales (in millions)	$8.4	$8.0
Average lateral length (in ft)	13,470	12,629

Total weighted average realized price per Mcfe, excluding derivatives	$2.24	$2.91
Conference Call
Southwestern Energy will host a conference call and webcast on Friday, April 30, 2021 at 9:30 a.m. Central to discuss first quarter 2021 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6506 and enter access code 2265512. The conference call will webcast live at www.swn.com.

To listen to a replay of the call, dial 877-344-7529, International 412-317-0088, or Canada Toll Free 855-669-9658. Enter replay access code 10154901. The replay will be available until May 30, 2021.

About Southwestern Energy
Southwestern Energy Company is an independent energy company engaged in natural gas, natural gas liquids and oil exploration, development, production and marketing. For additional information, visit our website www.swn.com.

Investor Contact
Brittany Raiford
Director, Investor Relations
(832) 796-7906
brittany_raiford@swn.com

Bernadette Butler
Investor Relations Advisor
(832) 796-6079
bernadette_butler@swn.com

Forward Looking Statement
Certain statements and information herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “are likely,” “guidance,” “goal,” “model,” “target,” “budget” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements may be forward looking even in the absence of these particular words. Examples of forward-looking statements include, but are not limited to, statements regarding the financial position, business strategy, production, reserve growth and other plans and objectives for our future operations, and generation of free cash flow. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. The forward-looking statements contained in this document are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”), including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to the COVID-19 pandemic; our ability to fund our planned capital investments; a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate; the extent to which lower commodity prices impact our ability to service or refinance our existing debt; the impact of volatility in the financial markets or other global economic factors, including the impact of COVID-19; difficulties in appropriately allocating capital and resources among our strategic opportunities; the timing and extent of our success in discovering, developing, producing and estimating reserves; our ability to maintain leases that may expire if production is not established or profitably maintained; our ability to realize the expected benefits from the acquisition of Montage Resources Corporation (“Montage Acquisition”); costs in connection with the Montage Acquisition; integration of operations and results subsequent to the Montage Acquisition; our ability to transport our production to the most favorable markets or at all; the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives; the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors listed in the reports we have filed and may file with the SEC that are incorporated by reference herein. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

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SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended
	March 31,
(in millions, except share/per share amounts)	2021	2020
Operating Revenues:
Gas sales	$464	$248
Oil sales	81	52
NGL sales	173	50
Marketing	352	239
Other	2	3
	1,072	592
Operating Costs and Expenses:
Marketing purchases	356	248
Operating expenses	250	193
General and administrative expenses	38	26
Montage merger-related expenses	1	—
Restructuring charges	6	10
Depreciation, depletion and amortization	96	113
Impairments	—	1,479
Taxes, other than income taxes	24	13
	771	2,082
Operating Income (Loss)	301	(1,490)
Interest Expense:
Interest on debt	50	40
Other interest charges	3	2
Interest capitalized	(22)	(23)
	31	19

Gain (Loss) on Derivatives	(191)	339
Gain on Early Extinguishment of Debt	—	28
Other Income, Net	1	1

Income (Loss) Before Income Taxes	80	(1,141)
Provision (Benefit) for Income Taxes:
Current	—	(2)
Deferred	—	408
	—	406
Net Income (Loss)	$80	$(1,547)

Earnings (Loss) Per Common Share
Basic	$0.12	$(2.86)
Diluted	$0.12	$(2.86)

Weighted Average Common Shares Outstanding:
Basic	675,385,145	540,308,491
Diluted	679,359,277	540,308,491

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31, 2021	December 31, 2020
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$4	$13
Accounts receivable, net	400	368
Derivative assets	157	241
Other current assets	41	49
Total current assets	602	671
Natural gas and oil properties, using the full cost method	27,532	27,261
Other	493	523
Less: Accumulated depreciation, depletion and amortization	(23,741)	(23,673)
Total property and equipment, net	4,284	4,111
Operating lease assets	155	163
Deferred tax assets	—	—
Other long-term assets	206	215
Total long-term assets	361	378
TOTAL ASSETS	$5,247	$5,160
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$207	$—
Accounts payable	639	573
Taxes payable	67	74
Interest payable	55	58
Derivative liabilities	338	245
Current operating lease liabilities	41	42
Other current liabilities	23	20
Total current liabilities	1,370	1,012
Long-term debt	2,812	3,150
Long-term operating lease liabilities	111	117
Long-term derivative liabilities	168	183
Pension and other postretirement liabilities	40	45
Other long-term liabilities	160	156
Total long-term liabilities	3,291	3,651
Commitments and contingencies
Equity:
Common stock, $0.01 par value; 1,250,000,000 shares authorized; issued 721,195,122 shares as of March 31, 2021 and 718,795,700 shares as of December 31, 2020	7	7
Additional paid-in capital	5,102	5,093
Accumulated deficit	(4,283)	(4,363)
Accumulated other comprehensive loss	(38)	(38)
Common stock in treasury, 44,353,224 shares as of March 31, 2021 and December 31, 2020	(202)	(202)
Total equity	586	497
TOTAL LIABILITIES AND EQUITY	$5,247	$5,160

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the three months ended
	March 31,
(in millions)	2021	2020
Cash Flows From Operating Activities:
Net income (loss)	$80	$(1,547)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	96	113
Amortization of debt issuance costs	2	1
Impairments	—	1,479
Deferred income taxes	—	408
(Gain) loss on derivatives, unsettled	169	(246)
Stock-based compensation	—	1
Gain on early extinguishment of debt	—	(28)
Change in assets and liabilities:
Accounts receivable	(33)	53
Accounts payable	33	(86)
Taxes payable	(8)	(6)
Interest payable	(2)	1
Inventories	9	8
Other assets and liabilities	1	9
Net cash provided by operating activities	347	160

Cash Flows From Investing Activities:
Capital investments	(227)	(228)
Proceeds from sale of property and equipment	1	—
Other	(1)	—
Net cash used in investing activities	(227)	(228)

Cash Flows From Financing Activities:
Payments on long-term debt	—	(52)
Payments on revolving credit facility	(923)	(500)
Borrowings under revolving credit facility	790	615
Change in bank drafts outstanding	7	5
Cash paid for tax withholding	(3)	—
Net cash provided by (used in) financing activities	(129)	68

Decrease in cash and cash equivalents	(9)	—
Cash and cash equivalents at beginning of year	13	5
Cash and cash equivalents at end of period	$4	$5

Hedging Summary
A detailed breakdown of derivative financial instruments and financial basis positions as of March 31, 2021, including the remainder of 2021 and excluding those positions that settled in the first quarter, is shown below. Please refer to the Company’s quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold
	(Bcf)	Swaps	Puts	Puts	Calls
Natural gas
2021
Fixed price swaps	176	$2.79	$—	$—	$—
Two-way costless collars	195	—	—	2.57	2.93
Three-way costless collars	218	—	2.17	2.50	2.84
Total	589
2022
Fixed price swaps	112	$2.68	$—	$—	$—
Two-way costless collars	63	—	—	2.52	3.03
Three-way costless collars	278	—	2.06	2.50	2.97
Total	453
2023
Three-way costless collars	103	$—	$2.05	$2.46	$3.01

Natural gas financial basis positions	Volume	Basis Differential
	(Bcf)	($/MMBtu)

Q2 2021
Dominion South	36	$(0.58)
TCO	28	$(0.51)
TETCO M3	24	$(0.44)
Total	88	$(0.52)
Q3 2021
Dominion South	36	$(0.63)
TCO	28	$(0.51)
TETCO M3	24	$(0.44)
Total	88	$(0.54)
Q4 2021
Dominion South	24	$(0.60)
TCO	15	$(0.48)
TETCO M3	18	$(0.00)
Total	57	$(0.38)
2022
Dominion South	114	$(0.58)
TCO	51	$(0.46)
TETCO M3	55	$(0.11)
Total	220	$(0.44)

		Weighted Average Price per Bbl
	Volume		Sold	Purchased	Sold
	(MBbls)	Swaps	Puts	Puts	Calls
Oil
2021
Fixed price swaps	3,272	$49.27	$—	$—	$—
Two-way costless collars	156	—	—	37.79	45.73
Three-way costless collars	1,498	—	37.86	47.70	53.10
Total	4,926
2022
Fixed price swaps	1,719	$48.54	$—	$—	$—
Three-way costless collars	1,380	—	39.89	50.23	57.05
Total	3,099
2023
Three-way costless collars	1,268	$—	$33.97	$45.51	$56.12
Ethane
2021
Fixed price swaps	4,429	$7.17	$—	$—	$—
Two-way costless collars	440	—	—	7.14	10.40
Total	4,869
2022
Fixed price swaps	1,758	$8.68	$—	$—	$—
Two-way costless collars	135	—	—	7.56	9.66
Total	1,893
Propane
2021
Fixed price swaps	5,443	$20.84	$—	$—	$—
2022
Fixed price swaps	2,723	$21.83	$—	$—	$—
Three-way costless collars	305	—	16.80	21.00	31.92
Total	3,028
Normal Butane
2021
Fixed price swaps	1,568	$25.30	$—	$—	$—
2022
Fixed price swaps	888	$24.47	$—	$—	$—
Natural Gasoline
2021
Fixed price swaps	1,513	$37.91	$—	$—	$—
2022
Fixed price swaps	857	$40.48	$—	$—	$—

Explanation and Reconciliation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Additional non-GAAP financial measures the Company may present from time to time are net debt, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	3 Months Ended March 31,
	2021	2020
	(in millions)
Adjusted net income:
Net income (loss)	$80	$(1,547)
Add back (deduct):
Montage merger-related expenses	1	—
Restructuring charges	6	10
Impairments	—	1,479
(Gain) loss on unsettled derivatives	169	(246)
Gain on early extinguishment of debt	—	(28)
Other gain	(1)	—
Adjustments due to discrete tax items (1)	(18)	674
Tax impact on adjustments	(41)	(286)
Adjusted net income	$196	$56
(1)2020 primarily relates to the recognition of a valuation allowance. The Company expects its 2021 income tax rate to be 23.2% before the impacts of any valuation allowance.

	3 Months Ended March 31,
	2021	2020
Adjusted diluted earnings per share:
Diluted earnings (loss) per share	$0.12	$(2.86)
Add back (deduct):
Montage merger-related expenses	0.00	—
Restructuring charges	0.01	0.02
Impairments	—	2.73
(Gain) loss on unsettled derivatives	0.25	(0.46)
Gain on early extinguishment of debt	—	(0.05)
Other gain	0.00	—
Adjustments due to discrete tax items (1)	(0.03)	1.25
Tax impact on adjustments	(0.06)	(0.53)
Adjusted diluted earnings per share	$0.29	$0.10
(1)2020 primarily relates to the recognition of a valuation allowance. The Company expects its 2021 income tax rate to be 23.2% before the impacts of any valuation allowance.

	3 Months Ended March 31,
	2021	2020
Net cash flow:	(in millions)
Net cash provided by operating activities	$347	$160
Add back (deduct):
Changes in operating assets and liabilities	—	21
Montage merger-related expenses	1	—
Restructuring charges	6	10
Net cash flow	$354	$191

3 Months Ended March 31, 2021
Free cash flow:	(in millions)
Net cash flow	$354
Subtract:
Total capital investments	(266)
Free cash flow	$88

	3 Months Ended March 31,
	2021	2020
Adjusted EBITDA:	(in millions)
Net income (loss)	$80	$(1,547)
Add back (deduct):
Interest expense	31	19
Income tax expense (benefit)	—	406
Depreciation, depletion and amortization	96	113
Montage merger-related expenses	1	—
Restructuring charges	6	10
Impairments	—	1,479
(Gain) loss on unsettled derivatives	169	(246)
Gain on early extinguishment of debt	—	(28)
Stock based compensation expense	—	1
Other	(1)	(1)
Adjusted EBITDA	$382	$206

March 31, 2021
Net debt:	(in millions)
Total debt (1)	$3,038
Subtract:
Cash and cash equivalents	(4)
Net debt	$3,034
(1)Does not include $19 million of unamortized debt discount and issuance expense.

March 31, 2021
Net debt to Adjusted EBITDA:	(in millions)
Net debt	$3,034
Adjusted EBITDA (1)	$1,011
Net debt to Adjusted EBITDA	3.0x
(1)Adjusted EBITDA of $1,011 million for the twelve months ended March 31, 2021 includes $93 million of adjusted EBITDA generated by Montage Resources prior to November 2020 acquisition.